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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


    We hereby consent to the inclusion of the information incorporated by reference in the Registration Statements of Equity Compression Services Corporation (the "Company") on Form S-8 (Nos. 33-74640 and 333-23925) with respect to the oil and gas reserve information of the Company included in its Annual Report on Form 10-KSB for the year ended December 31, 1996.



                                   LEE KEELING AND ASSOCIATES, INC.



                                   BY: /s/ KENNETH RENBERG
                                      ------------------------------------------
                                           Kenneth Renberg
                                           Vice President


Tulsa, Oklahoma
March 26, 1997